    As filed with the Securities and Exchange Commission on August 10, 1999
                                                    Registration No. 33-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                         RUSHMORE FINANCIAL GROUP, INC.
             (Exact name of the Company as specified in its charter)

            TEXAS                                                 75-2375969
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                -----------------

                            13355 NOEL RD., SUITE 650
                                DALLAS, TX 75240
                    (Address of principal executive offices)

                                -----------------

                           INCENTIVE STOCK OPTION PLAN

                                -----------------

                             D. M. RUSTY MOORE, JR.
                         RUSHMORE FINANCIAL GROUP, INC.
                            13355 NOEL RD., SUITE 650
                                DALLAS, TX 75240
                     (Name and address of agent for service)

                                  (972)450-6000
          (Telephone number, including area code, of agent for service)

                                 With copies to:

                              RONALD L. BROWN, ESQ.
                         GLAST, PHILLIPS & MURRAY, P.C.
                           13355 NOEL ROAD, SUITE 2200
                               DALLAS, TEXAS 75240
                                  (972)419-8300

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                   PROPOSED MAXIMUM         PROPOSED MAXIMUM
   TITLE OF SECURITIES       AMOUNT TO BE           OFFERING PRICE         AGGREGATE OFFERING            AMOUNT OF
    TO BE REGISTERED         REGISTERED(1)           PER SHARE(2)             PRICE (1)(2)          REGISTRATION FEE(2)
-----------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $0.01             250,000                  $4.75                 $1,187,500                 $330.15
=======================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be issuable in connection with share splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices for the Company's common stock as reported within five business days prior to the date of this filing.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

        *The document(s) containing the information specified in Part 1 of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to
Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        The following documents previously or concurrently filed by Rushmore Financial Group, Inc. (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement:

        (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 (the "Annual Report") filed by the Company (SEC File No. 000-24057) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission on March 31, 1999.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

        (d) The description of the Company's Common Stock set forth under the caption "Description of Capital Stock" at page 34 of the Company's Registration Statement on Form SB-2, filed with the Commission and effective on February 17, 1998, is hereby incorporated by reference.

        All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities them remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        In accordance with the Texas Business Corporation Act, Article IV of the Company's Bylaws provides that the Company may advance expenses to and indemnify directors, officers, employees, agents and other persons who may have advanced expenses and be indemnified under applicable law.

        Section 2.02-1 of the Texas Business Corporation Act permits indemnification of directors and officers of the Company and officers and directors of another corporation, partnership, joint venture, trust, or other enterprise who serve at the request of the Company, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with any action, suit or proceeding in which such person is a party by reason of such person being or having been a director or officer of the Company or at the request of the Company, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company may not indemnify an officer or a director with respect to any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The extent that an officer or director is successful on the merits or otherwise in defense on the merits or otherwise in defense of any action, suit or proceeding with respect to which such person is entitled to indemnification, or in defense of any claim, issue or matter therein, such person is entitled to be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection therewith.

        The circumstances under which indemnification is granted in an action brought on behalf of the Company are generally the same as those set forth above; however, expenses incurred by an officer or a director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it is ultimately determined that such officer or director is not entitled to indemnification by the Company.

        No director of the Company shall be personally liable to the Company or any of its shareholders for damages for any act or omission in such capacity except to the extent Texas law expressly precludes limitation of such personal liability, which it does when the director is found liable for a breach of duty of loyalty, an act or omission not in good faith that constitutes a breach of duty or intentional misconduct or knowing violation of law, a transaction from which the director received an improper benefit or any other case where liability is provided by statute.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.

        See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

        (a)     The undersigned Company hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reelected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

        (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (c) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 21, 1999.


                                       RUSHMORE FINANCIAL GROUP, INC.


                                       By:      /s/ D.M. (Rusty) Moore, Jr.
                                           -------------------------------------
                                           D.M. (Rusty) Moore, Jr., President,
                                           Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature to the Registration Statement appears below hereby appoints D. M. (Rusty) Moore, Jr., as such person's attorney-in-fact with full power to act alone, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign on such person's behalf, individually and in the capacities stated below, and to file any and all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.

Name                                       Office                              Date
----                                       ------                              ----
/s/ D. M. (Rusty) Moore, Jr.               President, Chief Executive          July 21, 1999
-----------------------------------        Officer and Director
D. M. (Rusty) Moore, Jr.                   (Principal Executive Officer)


/s/Robert W. Hendren                       Executive Vice President and        July 21, 1999
-----------------------------------        Chief Financial Officer
Robert W. Hendren                          (Principal Financial and
                                           Accounting Officer)



/s/ Timothy J. Gardiner                    Director                            July 21, 1999
-----------------------------------
Timothy J. Gardiner


                                           Director                            July 21, 1999
-----------------------------------
Mark S. Adler


/s/ Gayle C. Tinsley                       Director                            July 21,1999
-----------------------------------
Gayle C. Tinsley


/s/ F. E. Mowery                           Director                            July 21, 1999
-----------------------------------
F. E. Mowery


/s/ William C. Keane                       Director                            July 21, 1999
-----------------------------------
William C. Keane


/s/ James M. Fehleison                     Director                            July 21, 1999
-----------------------------------
James M. Fehleison


/s/ James W. Clark                          Director                           July 21, 1999
-----------------------------------
James W. Clark


/s/ Charles M. Duke, Jr.                    Director                           July 21, 1999
-----------------------------------
Charles M. Duke, Jr.

                         RUSHMORE FINANCIAL GROUP, INC.

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT


EXHIBIT NO.        DESCRIPTION
-----------        -----------
4.1                Incentive Stock Option Plan

5.1                Opinion of Glast, Phillips, & Murray, P.C.

23.1               Consent of KPMG LLP

23.2               Consent of Cheshier & Fuller, L.L.P.

23.3               Consent of Glast, Phillips, & Murray, P.C.
                   (included in Exhibit 5.1)

24.1 Power of Attorney (included on Signature Page to the Registration Statement)